Filed Pursuant to Rule 424(b)(5)
Registration No. 333-248107

Prospectus Supplement
(to Prospectus dated October 13, 2020)

$12,000,000

BROADWIND, INC.

COMMON STOCK

We have entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC and H.C. Wainwright & Co., LLC (each, an “Agent” and collectively, the “Agents”), relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement we may offer and sell shares of our common stock having an aggregate offering price of up to $12 million from time to time through the Agents, acting as our sales agents, at our discretion.

Our common stock is listed on The NASDAQ Capital Market under the symbol “BWEN”. On September 8, 2022, the last reported sale price of our common stock on The NASDAQ Capital Market was $3.06 per share. Between January 1, 2022 and August 31, 2022, the closing price of our common stock on The NASDAQ Capital Market ranged from a low of $1.47 to a high of $3.44.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The Agents are not required to sell any specific number or dollar amount of securities, but will act as our sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate of 2.75% of the gross proceeds from each sale of common stock sold through them pursuant to the Sales Agreement. The net proceeds, if any, that we receive from the sales of our common stock will depend on the number of shares actually sold and the offering price for such shares. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Agents. In connection with the sale of our common stock on our behalf, each of the Agents will be deemed to be an underwriter within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

As of the date of this prospectus supplement, we have sold 1,897,697 shares of the Company’s common stock which resulted in proceeds of approximately $10 million pursuant to an equity distribution agreement entered into on March 9, 2021, under a shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (“SEC”) on October 13, 2020, of which this prospectus supplement and the accompanying prospectus form a part.

As of August 30, 2022, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $53.9 million, based on 20,475,784 shares of outstanding common stock, of which 17,891,522 shares are held by non-affiliates, and the last reported sale price of our common stock of $3.01 per share on August 30, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000 (the “Baby Shelf Limitation”).

Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in the other documents that are incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Roth Capital Partners         H.C. Wainwright & Co.

The date of this prospectus supplement is September 12, 2022.

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before buying any shares of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 13, 2020, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Agents have authorized anyone to provide you with different information, and neither we nor the Agents take any responsibility for any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents are not, making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” on page S-8 of this prospectus supplement.

Broadwind, Broadwind Heavy Fabrications, Broadwind Industrial Solutions, Brad Foote Gearing and our logo are five of our trademarks that are used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

When we refer to “Broadwind,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Broadwind, Inc., a Delaware corporation headquartered in Cicero, Illinois, and its wholly-owned subsidiaries, unless otherwise specified.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information under the heading “Risk Factors” in this prospectus supplement on page S-5, the financial statements and related notes thereto and the risks discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Company Overview

Broadwind is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. We provide technologically advanced high value products to customers with complex systems and stringent quality standards that operate in energy, mining and infrastructure sectors, primarily in the United States of America (the “U.S.”). Our capabilities include, but are not limited to the following: heavy fabrications, welding, metal rolling, coatings, gear cutting and shaping, gearbox repair, heat treatment, assembly, engineering and packaging solutions.

We were incorporated in 1996 in Nevada as Blackfoot Enterprises, Inc., and through a series of subsequent transactions, became Broadwind Energy, Inc., a Delaware corporation, in 2008. Through acquisitions in 2007 and 2008, we focused on expanding upon our core platform as a wind tower manufacturer, established our Gearing segment, and developed and broadened our industrial fabrications capabilities. In early 2017, we acquired Red Wolf Company, LLC, a kitter and assembler of industrial components primarily supporting the global gas turbine market. In 2020, we rebranded to Broadwind, Inc., a reflection of our diversification progress to date and our continued strategy to expand our product and customer diversification outside of wind energy. Effective with our 2020 rebranding, we renamed certain segments. Our Towers and Heavy Fabrications segment was renamed to Heavy Fabrications and our Process Systems segment was renamed to Industrial Solutions. Our Gearing segment name remained the same.

Heavy Fabrications

We provide large, complex and precision fabrications to customers in a broad range of industrial markets.  Our most significant presence is within the U.S. wind energy industry, although we have diversified into other industrial markets in order to improve our capacity utilization, reduce our customer concentration, and reduce our exposure to uncertainty related to governmental policies currently impacting the U.S. wind energy industry. Within the U.S. wind energy industry, we provide steel towers and repowering adapters primarily to wind turbine manufacturers.  Our production facilities, located in Manitowoc, Wisconsin and Abilene, Texas, are situated in close proximity to the primary U.S. domestic wind energy and equipment manufacturing hubs. The two facilities have a combined annual tower production capacity of up to approximately 550 towers (1650 tower sections), sufficient to support turbines generating more than 1,100 MW of power. We have expanded our production capabilities and leveraged our manufacturing competencies, including welding, lifting capacity and stringent quality practices, into aftermarket and original equipment manufacturer (“OEM”) components utilized in surface and underground mining, construction, material handling, oil and gas (“O&G”) and other infrastructure markets.  We manufacture components for buckets, shovels, car bodies, drill masts and other products that support mining and construction markets. In other industrial markets, we provide crane components, pressure vessels, frames and other structures.

Gearing

We provide gearing and gearboxes to a broad set of customers in diverse markets including; onshore and offshore O&G fracking and drilling, surface and underground mining, wind energy, steel, material handling and other industrial markets.  We have manufactured loose gearing, gearboxes and systems, and provided heat treat services for aftermarket and OEM applications for nearly a century.  While a significant portion of our business is manufactured to our customer’s specifications, we employ design and metallurgical engineers to meet our customer’s stringent quality requirements, to improve product performance, and reliability and to develop custom products that are integrated into our customer’s product offerings.

Industrial Solutions

We provide supply chain solutions, light fabrication, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine market.  We have expanded our market reach into the solar power generation market by leveraging our existing core competencies.  We leverage a global supply chain to provide instrumentation & controls, valve assemblies, sensor devices, fuel system components, electrical junction boxes & wiring, energy storage services and electromechanical devices.  We also provide packaging solutions and fabricate panels and sub-assemblies to reduce our customers’ costs, improve manufacturing velocity and reliability.

The following table summarizes the key markets served and product offering of our three segments:

Segment	Heavy Fabrications	Gearing	Industrial Solutions

Key Markets Served	-Wind Power Generation -Surface and Underground Mining -Construction -Material Handling -Oil and Gas -Infrastructure	-Onshore & Offshore Oil and Gas Fracking/Drilling -Surface and Underground Mining -Wind Power Generation -Steel Production -Pulp and Paper -Waste Processing -Material Handling -Infrastructure	-Combined Cycle Natural Gas Power Generation -Solar Power Generation

Products	-Wind Towers -Industrial Fabrications Mining Components Crane Components Pressure Vessels Other Frames/Structures Pressure Reducing Systems	-Custom Gearboxes -Loose Gearing -Heat Treat Services	-Supply Chain Solutions -Inventory Management -Kitting and Assembly

Business and Operating Strategy

We intend to capitalize on the markets for wind energy, gas turbines, O&G, mining, and other industrial verticals in North America by leveraging our core competencies in welding, manufacturing, assembling and kitting. Our strategic objectives include the following, many of which are subject to risks and uncertainties that are, and will be, exacerbated by the coronavirus disease (known as COVID-19) pandemic and any worsening of the global business and economic environment as a result:

●

Diversify our customer and product line concentrations. In 2021, sales derived from our top five customers represented 71% of total sales and sales into the wind energy industry represented 61% of total sales, as compared to 2016, when our top five customers comprised 91% of total sales and sales in the wind energy industry represented 92% of total sales. To reduce the concentration of our sales, we have focused our market research activities and our sales force on expanding and diversifying our customer base and product lines. We are leveraging existing customer relationships within each of our segments to cross sell our broad portfolio of capabilities. We utilize a product development process, a stage gate model, which provides a framework for evaluating opportunities and commercialization. Additionally, we utilize customer and product revenues as metrics within our variable executive compensation programs. Our diversification efforts are impacted in part by the end-market demand outlook.

●

Improve capacity utilization and broaden our manufacturing capabilities. We are working to improve our capacity utilization and financial results by leveraging our existing manufacturing capacity and adjusting capacity where we can, in response to changing market conditions. In our Heavy Fabrications segment, we are expanding production capabilities and leveraging our fabrication competencies to support growth in mining, material handling, and other industrial markets. In late 2021, we resumed the expansion of our manufacturing capabilities which had been curtailed in 2020 as a result of the COVID-19 pandemic.

●

Pursue opportunistic acquisitions as well as organic investments. In addition to existing business and operating strategies, we are endeavoring to identify, and opportunistically execute on, accretive acquisitions and organic investments that will allow us to achieve further growth. Our investment criteria for opportunistic acquisitions as well as organic investments include, among other things, our ability to: improve manufacturing competencies, support our existing capacity utilization strategy, enhance our diversification strategy and/or augment our penetration into renewable markets.  Additionally, we are developing new products such as pressure reducing system (PRS) units which supply compressed natural gas to regions without established infrastructure as part of the virtual pipeline. We believe that execution of our investment strategy provides significant opportunity to generate stockholder value, through profitable growth and leveraging a significant unrealized economic asset, over $277 million of net operating losses (“NOLs”) as of December 31, 2021, which can be used to cover future perspective liabilities.

●

Streamline front-end processes to drive operational efficiency. We believe that the proper coordination and integration of the supply chain, consistent use of systems to manage our production activities and “Continuous Improvement” initiatives are key factors that enable high operating efficiencies, increased reliability, better delivery and lower costs. We have robust Advanced Product Quality Processes (APQP) to support the introduction of new products. We have developed better supply chain expertise, worked with lean enterprise resources, upgraded and improved systems utilization and invested capital to enhance our operational efficiency and flexibility. We have implemented scheduling software and have expanded our engineering organization to support the growing complexity of our expanded customer base and product lines. We have staffed our operations with Continuous Improvement experts in order to optimize our production processes to increase output, leverage our scale and lower our costs while maintaining product quality. During 2021, supply chain and staffing constraints caused by the COVID-19 pandemic resulted in increased manufacturing inefficiencies.

Corporate Information

Our principal executive office is located at 3240 South Central Avenue, Cicero, IL 60804. Our phone number is (708) 780‑4800 and our website address is www.bwen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and the accompanying prospectus.

THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the description of our common stock in the accompanying prospectus in the section “Description of Capital Stock.”

Common Stock Offered by Us	Shares of our common stock, par value $0.001 per share, having an aggregate offering price of up to $12 million.
Common Stock to be Outstanding Immediately After This Offering(1)

Up to 3,921,568 shares of common stock, assuming sales at a price of $3.06 per share, which was the closing price of our common stock on The NASDAQ Capital Market on September 8, 2022. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering

“At the market offering” that may be made from time to time through the Agents, as our sales agents. See “Plan of Distribution” on page S-13 of this prospectus supplement for a more complete description of the manner of offering.

Use of Proceeds

We intend to use the net proceeds of this offering, if any, for general corporate purposes, including strategic growth opportunities, which could include, without limitation, to support acquisition(s) of precision manufacturing assets, including investments serving renewable and other diverse markets, although we have no present commitments or agreements to do so. See “Use of Proceeds” on page S-10 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors

Investing in our common stock involves significant risks. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Listing on The NASDAQ Capital Market	Our common stock is listed on The NASDAQ Capital Market under the symbol “BWEN.”

(1)

The number of shares of our common stock to be outstanding immediately after this offering as shown above is based on 20,471,051 shares of common stock outstanding as of June 30, 2022 and excludes, as of that date, the following:

●

829,890 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance awards, with a weighted-average grant-date fair value per share of $2.38 per share; and

●	up to an aggregate of 133,270 shares of common stock reserved for future issuance under our Amended and Restated 2015 Equity Incentive Plan (as such plan may be amended from time to time, the “Plan”).

Except as otherwise indicated, all information in this prospectus supplement assumes no vesting of the restricted stock units and performance awards described above.

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering.

If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations, cash flow or future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements” on page S-8 of this prospectus supplement.

Risks Related to our Common Stock and this Offering

There is a limited trading market for our common stock and the market price of our common stock is subject to volatility.

Our common stock trades on The NASDAQ Capital Market. The market price of our common stock and the market prices of similar companies have been highly volatile and the stock markets have recently experienced significant volatility. For example, the closing market price of our common stock has ranged since January 1, 2021 through December 31, 2021, from a low of $1.88 to a high of $11.55, and has ranged from January 1, 2022 through August 31, 2022 from a low of $1.47 to a high of $3.44. In addition, during the quarter ended June 30, 2022, our common stock had an average daily trading volume of approximately 100,598 shares and closing prices ranging from a low of $1.52 to high of $2.17.

The absence of an active trading market increases price volatility and reduces the liquidity of our common stock. The market price and level of trading of our common stock following this offering may fluctuate substantially and the value of any investment in our common stock may be reduced regardless of our performance.

Additionally, the market price of our common stock after this offering may be higher or lower than the price paid by you in this offering depending on numerous other factors, many of which are beyond our control. These factors, and the fluctuations caused thereby, could cause you to lose part or all of your investment in our common stock and include, but are not limited to:

●	actual or anticipated variations in our operating results and cash flow;

●	changes in or failure to meet expectations as to our future financial performance;

●	the nature and content of our earnings releases;

●	announcements or events that impact our business and the general state of the securities market;

●	changes in market valuations of similar companies;

●	changes in governmental regulations;

●	the actual number of shares of our common stock sold in this offering;

●	future issuances or proposed issuances of equity, debt or other securities by us, or sales of securities by our security holders; and

●	general economic, political and market conditions and other factors that may affect our future results.

The factors discussed above may depress or cause volatility of our share price, regardless of our actual operating results. In addition, the highly volatile nature of our stock price may cause investment losses for our stockholders. In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us, such litigation could result in substantial costs while diverting management’s attention and resources.

Any inability or perceived inability of investors to realize a gain on an investment in our common stock could have an adverse effect on our business, financial condition and results of operations.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 3,921,568 shares of our common stock are sold at a price of $3.06 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on September 8, 2022, for aggregate gross proceeds of approximately $12 million, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $0.68 per share. To the extent any restricted stock units or performance awards vest, common stock is issued under the Company’s 401(k) plan, or we otherwise issue additional shares of common stock in the future, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for general corporate purposes, including strategic growth opportunities, which could include, without limitation, to support acquisition(s) of precision manufacturing assets, including investments serving renewable and other diverse markets, although we have no present commitments or agreements to do so. However, our use of these net proceeds may differ substantially from the purposes contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. If we do not invest or apply the net proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering, including sales by any of our affiliates, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and materially impair our ability to raise capital through equity offerings in the future. This could result in further potential dilution to our existing stockholders and the impairment of our ability to raise capital through the sale of equity, debt, or other securities. We are unable to predict what effect, if any, sales of securities held by our significant stockholders, directors or officers, or the availability of these securities for future sale, will have on the market price of our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the various prices per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the various prices per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights, preferences or privileges superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the various prices per share paid by investors in this offering.

As of June 30, 2022, 133,270 shares of common stock were reserved for future issuance under the Plan. As of that date, there were also 829,890 unvested restricted stock units and performance awards. You will incur additional dilution upon the grant of any shares currently, or subsequently reserved, under the Plan, upon exercise of any subsequently issued stock options, upon the vesting of restricted stock units and performance awards or upon the issuance of common stock under the Company’s 401(k) plan.

We do not intend to pay dividends on our common stock in the foreseeable future.

We have never paid cash dividends on our common stock and have no current plan to do so in the foreseeable future. The declaration and payment of dividends on our common stock are subject to the discretion of our board of directors (the “Board”) and are further limited by our credit agreements and other contractual agreements we may have in place from time to time. The decision of the Board to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition, and other factors our Board may consider relevant. Accordingly, holders of our common stock must rely on sales of their common stock to realize a return on their investment, if any.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, and the gross proceeds resulting from those sales, are uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, including the Baby Shelf Limitation, we have the discretion to deliver an order to the Agents at any time throughout the term of the Sales Agreement. The number of shares of our common stock that are sold by the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Limitations on our ability to utilize our NOLs may negatively affect our financial results.

We may not be able to utilize all of our NOLs. For financial statement presentation, all benefits associated with the NOL carryforwards have been reserved; therefore, this potential asset is not reflected on our balance sheet. To the extent available, we will use any NOL carryforwards to reduce the U.S. corporate income tax liability associated with our operations. However, if we do not achieve sufficient profitability prior to their expiration, we will not be able to fully utilize our NOLs to offset income.

Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”), generally imposes an annual limitation on the amount of NOL carryforwards that may be used to offset taxable income when a corporation has undergone certain changes in stock ownership. Our ability to utilize NOL carryforwards and built-in losses may be limited, under Section 382 or otherwise, by our issuance of common stock or by other changes in ownership of our stock. After analyzing Section 382 in 2010 we determined that aggregate changes in our stock ownership had triggered an annual limitation of NOL carryforwards and built in losses available for utilization to $14.284 million per annum. Although this event limited the amount of pre ownership change date NOLs and built in losses we can utilize annually, it does not preclude us from fully utilizing our current NOL carryforwards prior to their expiration.

We have completed a Section 382 review in connection with the shares of common stock we propose to sell in this offering and believe that there is no further limit on our ability to use our NOL carryforwards and built in losses solely due to Section 382 limitation(s). However, subsequent changes in our stock ownership could further limit our ability to use our NOL carryforwards and our income could be subject to taxation earlier than it would if we were able to use NOL carryforwards and built in losses without an annual limitation, which could result in lower profits. To address these concerns, in February 2013 we adopted a Section 382 Stockholder Rights Plan, which was subsequently approved by our stockholders and extended in 2016, 2019 and 2022 for additional three-year periods (as amended, the “Rights Plan”), designed to preserve our substantial tax assets associated with NOL carryforwards under Section 382. The Rights Plan is intended to deter any person or group from being or becoming the beneficial owner of 4.9% or more of our common stock and thereby triggering a further limitation of our available NOL carryforwards. See Note 13, “Income Taxes” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for further discussion of our Rights Plan. There can be no assurance that the Rights Plan will be effective in protecting our NOL carryforwards.

Additionally, because the Rights Plan subjects any person that acquires 4.9% of our common stock without the Board’s permission to significant dilution, it could make it harder for a third party to acquire us without the consent of the Board. In particular, the Rights Plan may deter a third party from completing or even initiating an acquisition of us, which may prevent stockholders from realizing a control premium from a potential acquirer, or from otherwise maximizing stockholder value.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the other documents we have filed with the SEC that are incorporated herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, but these words are not the exclusive means of identifying forward-looking statements. Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic:

●	the impact of global health concerns, including the impact of the COVID-19 pandemic on the economies and financial markets and the demand for our products;
●

state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the U.S.;

●

our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units;

●

the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic;

●	our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic;
●	the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows;
●

information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic;

●	the sufficiency of our liquidity and alternate sources of funding, if necessary;
●	our ability to realize revenue from customer orders and backlog;
●	our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow;
●	the economy, including its stability in light of the COVID-19 pandemic, the Russian-Ukraine war and rising inflation, and the potential impact it may have on our business, including our customers;
●	the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets;
●	the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities;
●	competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers;
●	the effects of the change of administrations in the U.S. federal government;
●	our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions;
●	the potential loss of tax benefits if we experience an “ownership change” under Section 382;
●	our ability to utilize various relief options enabled by the CARES Act;
●	the limited trading market for our securities and the volatility of market price for our securities;
●	the impact of future sales of our common stock or securities convertible into our common stock on our stock price;
●	our expectations with respect to use of proceeds; and
●	other risks and uncertainties including those listed under the section titled “Risk Factors.”

These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. You should read this prospectus supplement, the accompanying prospectus, the other documents we have filed with the SEC that are incorporated herein and therein by reference, and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail under the heading “Risk Factors” on page S-5 of this prospectus supplement and in our SEC filings.

Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement, regardless of the time of delivery of this prospectus supplement or any sale of our securities. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement or the accompanying prospectus, as applicable, or that any information incorporated by reference into this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the document so incorporated by reference. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.

We are making this offering to increase our flexibility to make strategic and operational changes in response to market conditions by increasing available capital. We intend to use the net proceeds of this offering, if any, for general corporate purposes, including strategic growth opportunities, which could include, without limitation, to support acquisitions of precision manufacturing assets, including investments serving renewable and other diverse markets, although we have no present commitments or agreements to do so.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering or the timing of these expenditures. As a result, our management will have broad discretion in the timing, allocation and application of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. Pending use of the net proceeds as described above, our management may decide in its sole discretion to invest certain of the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

DILUTION

If you purchase shares of our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which represents our tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. Our net tangible book value of our common stock as of June 30, 2022 was approximately $46.6 million, or approximately $2.28 per share of common stock, based on 20,471,051 shares of our common stock outstanding as of that date.

After giving effect to the sale of our common stock in the aggregate amount of approximately $12 million at an assumed offering price of $3.06 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on September 8, 2022, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2022 would have been approximately $58.1 million, or approximately $2.38 per share of common stock. This amount represents an immediate increase in net tangible book value of approximately $0.10 per share to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.68 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will change based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of approximately $12 million is sold at the assumed offering price of $3.06 per share, the last reported sale price of our common stock on The NASDAQ Capital Market on September 8, 2022.

Public offering price per share		$ 3.06
Net tangible book value per share as of June 30, 2022	$ 2.28
Increase in net tangible book value per share attributable to this offering	$ 0.10
As adjusted net tangible book value per share as of June 30, 2022, after giving effect to this offering		$2.38
Dilution per share to new investors participating in this offering		$0.68

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all common stock in the aggregate amount of $12 million during the remaining term of the Sales Agreement are sold at that price, would increase our adjusted net tangible book value per share after the offering to $2.44 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.12 per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price per share shown in the table above, assuming all common stock in the aggregate amount of $12 million during the term of the Sales Agreement are sold at that price, would instead decrease our adjusted net tangible book value per share after the offering to $2.31 per share, and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.25 per share, after deducting commissions and estimated offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 20,471,051 shares of common stock outstanding as of June 30, 2022 and excludes, as of that date, the following:

●

829,890 shares of common stock issuable upon the vesting and settlement of outstanding restricted stock units and performance awards, with a weighted-average grant-date fair value per share of $2.38 per share; and

●	up to an aggregate of 133,270 shares of common stock reserved for future issuance under the Plan.

To the extent any restricted stock units or performance awards vest, we issue common stock under the Company’s 401(k) plan, or we otherwise issue additional shares of common stock in the future, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never paid cash dividends on our common stock and have no current plan to do so in the foreseeable future. The declaration and payment of dividends on our common stock are subject to the discretion of the Board and are further limited by our credit agreements and other contractual agreements we may have in place from time to time. The decision of the Board to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition, and other factors our Board may consider relevant. The current policy of the Board is to reinvest cash generated in our operations to promote future growth and to fund potential investments.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents under which we may issue and sell shares of our common stock from time to time through the Agents acting as sales agents, subject to certain limitations, having an aggregate gross sales price of up to $12 million. Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be "at the market offerings" as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of our common stock upon notice and subject to other conditions. No Agent will engage in any transaction that stabilizes the price of our common stock. Shares of our common stock to which this prospectus supplement relates will only be sold through the Agents on any given day.

Each time we wish to issue and sell shares of our common stock under the Sales Agreement with the Agents, we will notify the Agents of the number of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agents, unless the Agents decline to accept the terms of the notice, the Agents have agreed to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.

We will pay the Agents commissions for their services in acting as agents in the sale of shares of our common stock. The Agents will be entitled to a commission equal to 2.75% of the gross proceeds we receive from sales of our common stock. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for fees and disbursements related to their legal counsel in an amount not to exceed $50,000 in the aggregate and reimburse the Agents for reasonable out of pocket expenses incurred in connection with quarterly diligence not to exceed $10,000 per quarter.

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $161,750.

Settlement for sales of shares of our common stock will occur on the second trading day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of shares of our common stock on our behalf, the Agents may, and will with respect to sales effected in an "at the market offering," be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all shares of our common stock subject to the Sales Agreement, or (ii) the termination of the Sales Agreement as permitted therein.

The summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to a current report on Form 8-K filed under the Exchange Act on September 12, 2022 and is incorporated by reference in this prospectus supplement.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market and trades under the symbol “BWEN”. The transfer agent of our common stock is Equiniti. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

In the course of its business, the Agents may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the Agents may at any time hold long or short positions in our securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Agents, and the Agents may distribute the prospectus supplement and the accompanying prospectus electronically.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the Agents that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by Thompson Coburn LLP, St. Louis, Missouri. Certain legal matters in connection with this offering will be passed upon for the Agents by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Broadwind, Inc. as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021 incorporated in this prospectus supplement and the accompanying prospectus by reference from the Broadwind, Inc. Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file electronically annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that site is http://www.sec.gov. You may also access the documents we file with the SEC on our website at www.bwen.com. The information on the SEC’s website and on our website are not part of this prospectus supplement or the accompanying prospectus, and any references to these websites or any other website are inactive textual references only.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Other documents, including those that establish the terms of the offered securities, are or may be filed as exhibits to the registration statement or exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference into this prospectus supplement and the accompanying prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 2, 2022;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 (filed on May 6, 2022) and June 30, 2022 (filed on August 9, 2022);

●

Our Current Reports on Form 8-K (specifically excluding the information furnished under Items 2.02 and 7.01 and any exhibits furnished thereto) filed February 3, 2022, March 2, 2022, April 29, 2022, May 6, 2022, August 8, 2022, August 9, 2022 and August 12, 2022;

●

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A to filed with the SEC on March 14, 2022, in connection with our 2022 Annual Meeting of Stockholders;

●

The description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278) pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

●

The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on February 13, 2013 (File No. 001-34278) pursuant to Section 12 of the Exchange Act and the Amendment to Form 8-A filed with the SEC on February 8, 2016, the Amendment to Form 8-A filed with the SEC on February 12, 2019 and the Amendment to Form 8-A filed with the SEC on February 3, 2022, including any other amendment thereto or report filed for the purpose of updating such description.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents). You may submit such request by writing or telephoning us at the following address: 3240 South Central Avenue, Cicero, Illinois 60804, Attention: Corporate Secretary, telephone: number (708) 780-4800. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

$75,000,000

BROADWIND, INC.

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer and sell up to $75,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplements may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference into this prospectus or the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods or in any manner specified in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the NASDAQ Capital Market under the symbol “BWEN.” On August 17, 2020, the last reported sale price of our common stock was $3.93 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $51,400,609 based on 16,839,679 shares of outstanding common stock, of which 13,706,829 shares are held by non-affiliates, and a per share price of $3.75 based on the closing sale price of our common stock on June 30, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $75,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information. Information contained on our website does not constitute part of this prospectus.

When we refer to “Broadwind,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Broadwind, Inc. and its wholly-owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

THE COMPANY

Broadwind is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. We provide technologically advanced high value products to customers with complex systems and stringent quality standards that operate in energy, mining and infrastructure sectors, primarily in the United States of America (the “U.S.”). Our capabilities include, but are not limited to the following: heavy fabrications, welding, metal rolling, coatings, gear cutting and shaping, heat treat, assembly, engineering and packaging solutions.

We were incorporated in 1996 in Nevada as Blackfoot Enterprises, Inc., and through a series of subsequent transactions, became Broadwind Energy, Inc., a Delaware corporation, in 2008. Through acquisitions in 2007 and 2008, we focused on expanding upon our core platform as a wind tower manufacturer, established our Gearing segment, and developed and broadened our industrial fabrications capabilities. In early 2017, we acquired Red Wolf Company, LLC, a kitter and assembler of industrial components primarily supporting the global gas turbine market to date and our continued strategy to expand our product and customer diversification outside of wind energy. In early 2020, we rebranded to Broadwind Energy, Inc. doing business as Broadwind, a reflection of our diversification progress to date and our continued strategy to expand our product and customer diversification outside of wind energy. Later in 2020 we changed our formal name to Broadwind, Inc. Effective with our 2020 rebranding, we renamed certain segments. Our Towers and Heavy Fabrications segment was renamed to Heavy Fabrications and our Process Systems segment was renamed to Industrial Solutions. Our Gearing segment name remained the same.

Our authorized capital stock currently consists of 30,000,000 shares of common stock and 10,000,000 shares of preferred stock. Our common stock is listed on the NASDAQ Capital Market under the symbol “BWEN.”

Our principal corporate headquarters are located at 3240 South Central Avenue, Cicero, Illinois 60804. Our website address is www.bwen.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products;
●

state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the U.S.;

●

our customer relationships and our substantial dependence on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units;

●

the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic;

●	our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic;
●	the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows;
●

information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic;

●	the sufficiency of our liquidity and alternate sources of funding, if necessary;
●	our ability to realize revenue from customer orders and backlog;
●	our ability to operate our business efficiently, manage capital expenditures and costs effectively, and generate cash flow;
●	the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers;
●	the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets;
●	the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities;
●	competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers;
●	the effects of the recent change of administrations in the U.S. federal government;
●	our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions;
●	the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”);
●	our ability to utilize various relief options enabled by the Coronavirus Aid, Relief and Economic Security Act;
●	the limited trading market for our securities and the volatility of market price for our securities; and
●	the impact of future sales of our common stock or securities convertible into our common stock on our stock price; and
●	and other risks and uncertainties including those listed under the section titled “Risk Factors.”

         These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. You should read this prospectus and the documents incorporated by reference herein completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. In light of the significant risks and uncertainties to which our forward-looking statements are subject, you should not place undue reliance on or regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. We discuss many of these risks in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors.” These forward-looking statements represent our estimates and assumptions only as of the dates of this prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.bwen.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 27, 2020;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 5, 2020, respectively;
●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 19, 2020;
●	Our Current Reports on Form 8-K filed with the SEC on February 21, 2020, February 27, 2020, April 17, 2020, April 22, 2020, May 6, 2020, May 8, 2020 and August 5, 2020;
●

The description of our common stock as set forth in our Registration Statement on Form 8-A filed with the SEC on April 8, 2009 (File No. 001-34278) pursuant to Section 12 of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

●

The description of our Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A filed with the SEC on February 13, 2013 (File No. 001-34278) pursuant to Section 12 of the Exchange Act and the Amendment to Form 8-A filed with the SEC on February 8, 2016 and the Amendment to Form 8-A filed with the SEC on February 12, 2019, including any other amendment thereto or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address: 3240 South Central Avenue, Cicero, Illinois 60804, Attention: Corporate Secretary, telephone: number (708) 780-4800. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

USE OF PROCEEDS

Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, acquisitions, capital expenditures and repayment or refinancing of all or a portion of our debt.

We have not yet determined the amount or timing of the expenditures for each of the categories listed above and these expenditures may vary significantly depending on a variety of factors. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will retain broad discretion in the allocation and the use of the net proceeds of this offering.

DESCRIPTION OF CAPITAL STOCK

The following information describes the Company’s capital stock and the provisions of the Company’s certificate of incorporation and bylaws. This description is only a summary. You should read and refer to the Company’s certificate of incorporation and bylaws, the forms of which have been filed with the SEC and are incorporated herein by reference. See “Where You Can Find More Information; Incorporation by Reference.”

General

The Company’s authorized capital stock consists of 30,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of stock, par value $0.001 per share, which may be designated as one or more series of preferred stock by resolution or resolutions providing for the issuance of such series adopted by the Company’s Board.

Common Stock

The holders of common stock are entitled to one vote for each outstanding share of common stock owned by that stockholder on every matter properly submitted to the stockholders for their vote. Generally, all matters to be voted on by stockholders must be approved by a majority in voting power of the stock having voting power present in person or represented by proxy. However, questions governed expressly by provisions of the certificate of incorporation, bylaws, applicable stock exchange rules or applicable law require approval as set forth in the applicable governing document, stock exchange rule or law. The election of directors shall be by plurality vote, and there is no cumulative voting for the election of directors.

The holders of common stock will be entitled to such dividends and other distributions of cash or any other right or property as may be declared by the Board out of the assets or funds legally available for such dividends or distributions.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of common stock would be entitled to share ratably, based upon the number of shares held, in assets that are legally available for distribution to stockholders after payment of liabilities. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences.

The Company’s certificate of incorporation provides that holders of common stock shall not have any preference, preemptive right, or right of subscription, other than to the extent, if any, the Board may determine from time to time.

As of August 17, 2020, there were 16,846,080 shares of common stock issued and outstanding.

Preferred Stock

The Board has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designation and powers, rights and preferences and qualifications, limitations, or restrictions with respect to each class or series of such class without further vote or action by the stockholders, none of which are outstanding. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

●	the title of the series and stated value;
●	the number of shares of the series of preferred stock offered, the liquidation preference per share, if applicable, and the offering price;
●	the applicable dividend rate(s) or amount(s), period(s) and payment date(s) or method(s) of calculation thereof;
●	the date from which dividends on the preferred stock will accumulate, if applicable;
●	any procedures for auction and remarketing;
●	any provisions for a sinking fund;
●	any applicable provision for redemption and the price or prices, terms and conditions on which preferred stock may be redeemed;
●	any securities exchange listing;
●	any voting rights and powers;
●	whether interests in the preferred stock will be represented by depository shares;
●	the terms and conditions, if applicable, of conversion into shares of our common stock, including the conversion price or rate or manner of calculation thereof;
●	a discussion of any material U.S. federal income tax considerations;
●	the relative ranking and preference as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs;
●

any limitations on issuance of any series of preferred stock ranking senior to or on parity with such series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or the winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of such series of preferred stock.

Stockholders Rights Plan

On February 12, 2013, the Board adopted a Section 382 stockholders rights plan, which was subsequently amended on February 5, 2016 and April 23, 2019 (as amended, the “Rights Plan”) and declared a dividend distribution of one right for each outstanding share of our common stock to stockholders of record at the close of business on February 22, 2013, Each right entitles its holder, under the circumstances described below, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock at an exercise price of $9.81 per right, subject to adjustment. The description and terms of the rights are set forth in a Section 382 Rights Agreement between us and Wells Fargo Bank, N.A., as rights agent.

The Board adopted the Rights Plan in an effort to protect shareholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carryforwards (the “NOLs”) and certain other tax benefits to reduce potential future U.S. federal income tax obligations. If we experience an “ownership change,” as defined in Section 382 of the Code, and the regulations promulgated by the U.S. Department of the Treasury thereunder (the “Treasury Regulations”), our ability to fully utilize the NOLs and certain other tax benefits on an annual basis will be substantially limited, and the timing of the usage of the NOLs and such other benefits could be substantially delayed, which could therefore significantly impair the value of those benefits.

The Rights Plan is intended to act as a deterrent to any person or group, together with its affiliates and associates, being or becoming the beneficial owner of 4.9% or more of our common stock (any such person or group is referred to as an “acquiring person”). A person shall be deemed to be a “beneficial owner” of, and shall be deemed to “beneficially own,” any securities that such person is deemed to constructively own under Section 382 of the Code and the Treasury Regulations thereunder (including pursuant to the “option” rules of Treasury Regulation Section 1.382-4), that such person would be deemed to own together with any other persons as a single “entity” under Treasury Regulations Section 1.382-3(a)(1), or that otherwise would be aggregated with securities owned by such person pursuant to Section 382 of the Code and the Treasury Regulations thereunder. The term “acquiring person” does not include:

●	Broadwind;

●	any subsidiary of Broadwind;

●	any employee benefit plan of Broadwind or of any subsidiary of Broadwind;

●	any person organized, appointed or established by Broadwind for or pursuant to the terms of any such plan;

●	any grandfathered person (as defined below);

●	any exempted person (as defined below);

●	any person or group who becomes the beneficial owner of 4.9% or more of the outstanding common stock as a result of an exempted transaction (as defined below); or

●

any person whom or which the Board in good faith determines has inadvertently acquired beneficial ownership of 4.9% or more of outstanding common stock, so long as such person promptly enters into, and delivers to Broadwind, an irrevocable commitment to divest as promptly as practicable, and thereafter divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be a beneficial owner of 4.9% or more of outstanding common stock.

A stockholder who together with its affiliates and associates beneficially owned 4.9% or more of common stock as of February 12, 2013 is deemed not to be an acquiring person, so long as such stockholder does not acquire any additional shares of common stock without our prior written approval, other than pursuant to or as a result of (a) a reduction in the amount of common stock outstanding; (b) any unilateral grant by us of any common stock or (c) any issuance by us of common stock or any share dividend, share split or similar transaction effected by us in which all holders of common stock are treated equally. Such a stockholder is a “grandfathered person” for purposes of the Rights Plan.

The Board may, in its sole discretion, exempt any person or group who would otherwise be an acquiring person from being deemed an acquiring person for purposes of the Rights Plan if it determines at any time prior to the time at which the rights are no longer redeemable that the beneficial ownership of such person would not jeopardize, endanger or limit (in timing or amount) the availability of our NOLs and other tax benefits. Any such person or group is an “exempted person” under the Rights Plan. The Board, in its sole discretion, may subsequently make a contrary determination and such person would then become an acquiring person.

An “exempted transaction” is a transaction that the Board determines is an exempted transaction and, unlike the determination of an exempted person, such determination is irrevocable.

Initially, the rights are associated with our common stock and evidenced by common stock certificates or, in the case of uncertificated shares of common stock, the book-entry records evidencing the common stock, and are transferable with and only with the underlying shares of common stock. Subject to certain exceptions, the rights become exercisable and trade separately from the common stock only upon the “distribution date,” which occurs upon the earlier of:

●

ten days following a public announcement (such date, the “stock acquisition date”) that a person or group of affiliated or associated persons at any time after the close of business on February 12, 2013 has become an acquiring person (unless, prior to the expiration of our right to redeem the rights, such person or group is determined by the Board to be an exempted person, in which case the stock acquisition date will be deemed not to have occurred); or

●

ten business days (or later date if determined by the Board prior to such time as any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

In addition, if the Board determines in good faith that a person became an acquiring person inadvertently and such person divests as promptly as practicable a sufficient number of shares of common stock so that such person would no longer be an acquiring person, then such person will not be deemed to be an acquiring person.

Until the distribution date, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the rights associated with those shares.

As soon as practicable after the distribution date, separate certificates or book-entry statements will be mailed to holders of record of our common stock as of the close of business on the distribution date. From and after the distribution date, the separate rights certificates or book-entry records alone will represent the rights. Except as otherwise provided in the Section 382 Rights Agreement, only shares of common stock issued prior to the distribution date will be issued with rights.

The rights are not exercisable until the distribution date and, unless earlier redeemed or exchanged by us as described below, will expire upon the earliest of:

●	the close of business on February 22, 2022;
●	the time at which the rights are redeemed;
●	the time at which the rights are exchanged;
●

the close of business on the effective date of the repeal of Section 382 of the Code or any successor statute if the Board determines that the Rights Plan is no longer necessary or desirable for the preservation of certain tax benefits; and

●	the close of business on the first day of our taxable year to which the Board determines that certain tax benefits may not be carried forward.

In the event that a person or group becomes an acquiring person (a “flip-in event”), each holder of a right (other than any acquiring person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, common stock having a value equal to two times the exercise price of the right. If an insufficient number of shares of common stock is available for issuance, then the Board would be required to substitute cash, property or other securities of ours for the common stock. The rights may not be exercised following a flip-in event while we have the ability to cause the rights to be redeemed, as described later in this summary.

For example, at an exercise price of $14.00 per right, each right not owned by an acquiring person (or by certain related parties) following a flip-in event would entitle its holder to purchase $28.00 worth of common stock (or other consideration, as noted above) for $14.00. Assuming that the common stock had a per share value of $3.50 at that time, the holder of each valid right would be entitled to purchase eight shares of common stock for $14.00.

The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution:

●	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;
●

if holders of the preferred stock are granted certain rights, options or warrants to subscribe for preferred stock or convertible securities at less than the current market price of the preferred stock; or

●

upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the exercise price will be required until cumulative adjustments amount to at least 1% of the exercise price. No fractional shares of preferred stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the preferred stock on the last trading day prior to the date of exercise.

In general, we may redeem the rights in whole, but not in part, at a price of $0.001 per right (subject to adjustment and payable in cash, common stock or other consideration deemed appropriate by the Board) at any time until ten days following the stock acquisition date. Immediately upon the action of the Board authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of our common stock, we may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

Until a right is exercised, its holder will have no rights as a stockholder of Broadwind, including the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by us or our stockholders, stockholders may, depending upon the circumstances, recognize taxable income after a triggering event.

We and the rights agent may from time to time amend or supplement the Section 382 Rights Agreement without the consent of the holders of the rights. After the stock acquisition date, however, no amendment can materially adversely affect the interests of the holders of the rights (other than the acquiring person or any affiliate or associate thereof).

Provisions of the Company’s Certificate of Incorporation, Bylaws and Delaware Law that May Have an Anti-Takeover Effect

Certificate of Incorporation and Bylaws. The Company’s certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by the Chief Executive Officer, the Chairman of the Board, president, or any two members of the Board. Stockholders are not permitted to call, or to require that the Board call, a special meeting of stockholders.

Delaware Takeover Statute. The Company’s certificate of incorporation provides that the Company will not be subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination (as defined below) with any interested stockholder (as defined below) for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. In general, Section 203 of the DGCL defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

Options

At August 17, 2020, there were 1,342,622 unissued shares of common stock subject to outstanding options and restricted stock units.

Transfer Agent

The transfer agent and registrar for our common stock is Equiniti. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120 and its telephone number is 1-800-401-1957.

Dividend Policy

We have never paid cash dividends on our common stock and have no current plan to do so in the foreseeable future. The declaration and payment of dividends on our common stock are subject to the discretion of the Board and are further limited by our credit agreements and other contractual agreements we may have in place from time to time. The decision of the Board to pay future dividends will depend on general business conditions, the effect of a dividend payment on our financial condition, and other factors our Board may consider relevant. The current policy of the Board is to reinvest cash generated in our operations to promote future growth and to fund potential investments.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of common stock or shares of preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●

the designation, number and terms of the debt securities, shares of common stock or shares of preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time;

●	any terms relating to the modification of the warrants; and

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share of common stock and number of shares of common stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities, securing the holders’ obligations to purchase the shares of common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis. All securities that underlie the Stock Purchase Units, including any debt securities and guarantees securing the holders’ obligations to purchase under Stock Purchase Contracts, will be registered under the Securities Act.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus in any manner specified in a prospectus supplement or in any of the following manners:

●	directly to purchasers;
●	to or through underwriters;
●	through dealers or agents; or
●	through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to securities being offered will set forth the terms of the offering, including the names of the underwriters, dealers or agents, if any, the purchase price of the securities, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed. Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If an underwriter is used in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the NASDAQ Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Thompson Coburn LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Broadwind, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Broadwind, Inc. as of December 31, 2019 and for the year then ended December 31, 2019 incorporated herein by reference, from the Broadwind, Inc. (f/k/a Broadwind Energy, Inc.) Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

$12,000,000

BROADWIND, INC.

COMMON STOCK

PROSPECTUS SUPPLEMENT

Roth Capital Partners

H.C. Wainwright & Co.

September 12, 2022